Exhibit 23.7

Form S-11 Consent

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by Empire State Realty Trust, Inc.

/s/ Steven J. Gilbert
Steven J. Gilbert

Dated: August 23, 2012